CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Technology Resources, Inc., a Nevada corporation (the “Company”), on Form 10-QSB for the quarterly period ending March 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, William S. Lee, Chief Executive Officer and I, Lou Maki, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William S. Lee

Date: May 5, 2008

William S. Lee

Chief Executive Officer

/s/ Lou Maki________

Date: May 5, 2008

Lou Maki

Chief Financial Officer